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                                                                   EXHIBIT 11.1

                             QUADRAMED CORPORATION

           STATEMENTS OF COMPUTATION OF COMMON SHARES AND EQUIVALENTS
                  (In thousands, except for per share amounts)

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
                                                                          Three Months Ended
                                                                               March 31,
                                                                         ---------------------
                                                                          1997           1996
                                                                         ------         ------
Primary
Net income...........................................................    $  445             66
                                                                         ======          =====
Weighted average common shares outstanding...........................     6,015            627
Weighted average common equivalent shares:
  Weighted average preferred stock outstanding.......................         -            835
Common stock option grants and warrants..............................     1,389            136
Adjustments to reflect requirements of the Securities and
  Exchange Commission's Staff Accounting Bulletin No. 83:
  Common stock issuances.............................................         -             45
  Preferred stock issuances..........................................         -            969
  Preferred stock and common stock warrants..........................         -            999
                                                                         ------         ------
Total weighted average common shares and equivalents.................     7,404          3,611
                                                                         ======         ======
Net income per share.................................................    $ 0.06         $ 0.02
                                                                         ======         ======
Fully Diluted
Net income...........................................................    $  445         $   66
                                                                         ======         ======
Weighted average common shares outstanding...........................     6,015            627
Weighted average common equivalent shares:
  Weighted average preferred stock outstanding.......................         -            835
Common stock option grants and warrants..............................     1,389            136
Adjustments to reflect requirements of the Securities and
  Exchange Commission's Staff Accounting Bulletin No. 83:
  Common stock issuances.............................................         -             45
  Preferred stock issuances..........................................         -            969
  Common stock warrants..............................................         -            999
                                                                         ------         ------
Total weighted average common shares and equivalents.................     7,404          3,611
                                                                         ======         ======
Net income per share.................................................    $ 0.06         $ 0.02
                                                                         ======         ======
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